SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 11, 2010

CARBON CREDITS INTERNATIONAL, INC.

(Exact name or registrant as specified in its charter)

Nevada	333-153398	26-1240905
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2300 E. Sahara Avenue, Suite 800, Las Vegas, Nevada USA 89102

(Address of Principal Executive Offices, Including Zip Code)

(888) 579-7771

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 11, 2010, Chief Financial Officer, Mr. James M. Ryan, & Financial Services for the Antares Group of Companies in Bangkok, Thailand. Received notice of termination due to work rules violation. A copy of the termination is attached hereto as Exhibit 17.1.

Effective January 11, 2010, Mr. Alexander Polgar and Mr. Lt. Gen. (Ret.)Tawan Donploypetch tendered their written resignation as a Director without disagreement. A copy of Mr. Alexander Polgar and Mr. Lt. Gen. (Ret.)Tawan Donploypetch resignation letter is attached hereto as Exhibit 17.2 and 17.3

Director Appointments

On January 11, 2010, the Board of Directors adopted a resolution appointing Mr. Kevin Matthews and Mr. Richard Croft, to the position of Director to fill two vacancies created by the resignations of Mr. Alexander Polgar and Lt. Gen. (Ret.) Tawan Donploypetch.

Mr. Kevin Matthews, Age 51, Director

Mr. Mathews is the Company Director of four Limited Companies based in the UK.

Specialist Wire Rigs Ltd,  A one Rigging Co Ltd and FireFly Ltd. All companies serve various aspects of the Motion Picture Industry, Television, Commercials, Pop Promos, Corporate events.

His primary responsibility is to assist with all aspects of Aerial Stunts, Special Effects and Camera Tracking Systems and Construction, World-Wide.

Mr. Mathews has spent most of his working life within the Film Industry dating back to 1977 to present day.

Mr. Mathews is approached on a Global scale for his expertise and his consulting abilities, specializing and solving by Design, through to Motion Capture, all actions of the most extreme.

Mr. Mathews is devoting his network for the perusal of new horizons within Energy Saving Industries, and has many established contacts for product commercialization for Carbon Credits International Inc. and is spearheading Carbon Reducer Industries UK Ltd.

A detailed account of Mr. Mathews working background and current work in progress may be found on www.specialist-wire-rigs.co.uk .

Mr. Kevin Matthews is not an officer or director of any other reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Mr. Richard Croft, Age 62, Director

Mr. Croft is an Aviation Professional with extensive experience in the application of industry Energy/Fuel savings both in the air and on the ground.

Mr. Croft Relevant experience has been in Major project management with Eurocontrol resulting in the successful introduction of Air and ground fuel savings.

Mr. Croft was Responsible for leading a diverse team of engineers and pilots to interface with Airlines and State authorities worldwide.

Similar applications in these projects made use of ‘state of the art’ ground based equipment and application of unique solutions.

These projects were successfully introduced throughout Europe and are well documented. They have led the way for other States to make similar changes to their systems. The Energy savings and Carbon reductions have been phenomenal.

Mr. Croft was engaged by Aerothai, the Air Traffic services' provider for Thailand as an advisor on technical issues to the Board of Directors.

Mr. Croft, Previously, represented the International Air transport Association on all technical matters which included the provision of various ground power supplies.

Mr. Croft was commissioned as an Officer in the RAF Reserve Training Branch.

Mr. Croft has the following Qualifications:
Graduate Oxford Air Transport course
Professional pilot licenses’ FAA and Thailand
Airline Operational and Technical qualifications including Dispatch and Navigation GCEs

Mr. Richard Croft is not an officer or director of any other reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

ITEM 8.01	Other Events.

On January 11, 2010, the Board of Directors adopted a resolution for rendering services, from; Mr. Ivan Braverman, CPA,MT ; Braverman International, P.C., a registered firm with the PCAOB.

ITEM 9.01	Financial Statements and Exhibits.

a) Financial Statements

None

b) Exhibits

Exhibit No.	Description
17.1	Notice of Termination Due to Work Rules Violation
17.2	Mr. Alexander PoIgar Resignation
17.3	Gen (Ret.) Thwart Donploypetch Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBON CREDITS INTERNATIONAL, INC.

Date: 01/12/2010	By:	/s/ Hans J. Schulte
Hans J. Schulte
Title: Principal Executive Officer